==============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                  -------------

                                     FORM 8-K

                                  CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (date of Earlier Event Reported): February 4, 2000

                                    EARTHLINK, INC.
                (Exact Name of Registrant as Specified in its Charter)


      Delaware                       001-15605                58-22511877
(State of other Jurisdiction   (Commission File Number)    (I.R.S. Employer
of Incorporation)                                          Identification No.)

                         1430 West Peachtree Street, N.W.
                                    Suite 400
                               Atlanta, Georgia 30309
                      (Address of Principal Executive Offices)

           Registrant's telephone number including area code: (404) 287-0770


                               WWW Holdings, Inc.
                              3100 New York Drive
                               Pasadena, CA 91107
           (Former Name or Former Address, if Changed Since Last Report)


                                  -------------


==============================================================================

ITEM 5. OTHER EVENTS.

CONSUMMATION OF MERGER

     On September 22, 1999, Earthlink Network, Inc. ("Earthlink"), MindSpring Enterprises, Inc. ("MindSpring") and a newly created company entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), as previously reported in the Current Report on Form 8-K filed by Earthlink on September 30, 1999. The Merger Agreement and the transactions contemplated thereby were approved by Earthlink and MindSpring stockholders at their respective stockholder meetings on February 4, 2000, and the merger (the "Merger") of Earthlink and MindSpring into the newly created company was consummated on such date pursuant to the Merger Agreement. Upon the closing of the Merger, the new company was renamed "Earthlink, Inc."

SUCCESSOR REGISTRANT STATUS

     As a result of the Merger, Earthlink, Inc. is the successor registrant to Earthlink Network, Inc. and MindSpring Enterprises, Inc., and shall for all purposes be considered the successor registrant to such companies under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including without limitation for use of Form S-3 Registration Statements.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              EARTHLINK, INC.

Date: February 16, 2000                       By: /s/ Charles G. Betty
                                                  ----------------------------
                                                  Charles G. Betty
                                                  Chief Executive Officer